As filed with the Securities and Exchange Commission on November 5, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under the Securities Act of 1933

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	91-0232000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1726 Cole Blvd., Suite 115

Lakewood, CO  80401

(303) 928-8599

(Address of Principal Executive Offices)   (Zip Code)

David A. Chaput, Chief Financial Officer

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, CO  80401

(303) 928-8599

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

W. Dean Salter, Esq.

Jennifer A. D’Alessandro, Esq.

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado  80203

(303) 861-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering: Common Stock, $0.001 par value Preferred Stock, $0.001 par value Debt Securities Guarantees of Debt Securities (3) Warrants Units	$500,000,000	(1)		(1)	$500,000,000.00	(1)(2)	$35,650.00
Secondary Offering: Common Stock, $0.001 par value	43,132,408 shares	(4)	$4.77	(2)	$205,741,586.16	(2)	$14,669.38
Total					$705,741,586.16	(2)	$50,319.38	(5)

(1)         In the primary offering, there is being registered such indeterminate number or amount of common stock, preferred stock, debt securities, guarantees of debt securities, warrants and units as may from time to time be sold at indeterminate prices and as shall have an aggregate initial offering price not to exceed $500,000,000.  This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder or pursuant to the antidilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)         With respect to securities to be offered for sale by the Registrant in the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). With respect to shares of the Registrant’s common stock to be offered for resale by the selling stockholders in the secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported for the Registrant’s common stock traded on the NYSE Amex on October 29, 2010.

(3)         Pursuant to Rule 457(n), no separate consideration will be received for the guarantees.

(4)         In the secondary offering, there is being registered an aggregate of 43,132,408 shares of common stock of the Registrant to be offered for resale by certain selling stockholders identified in this Registration Statement and related prospectus, including 7,075,709 shares issuable upon exercise of outstanding warrants held by selling stockholders.  Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions or pursuant to any antidilution provisions of the warrants.

(5)         A registration fee of $30,669.38 is being paid at the time of this filing.  Pursuant to Rule 457(p), the Registrant is offsetting an aggregate of $19,650.00 in registration fees that has already been paid with respect to securities that were previously registered on Form S-3 (SEC File No. 333-150752), filed by the Registrant on May 8, 2008, which securities were not sold thereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated November 5, 2010

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and neither we nor any selling stockholder is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

$500,000,000

Common Stock, Preferred Stock, Debt Securities,
Guarantees of Debt Securities, Warrants and Units

43,132,408 Shares of Common Stock Offered by the Selling Stockholders

We may from time to time offer to sell common stock, preferred stock, debt securities (which may or may not be guaranteed by one or more of our subsidiaries), warrants or units, in one or more transactions, with a maximum aggregate offering price of $500,000,000.  In addition, the selling stockholders identified in this prospectus under the heading “Selling Stockholders,” or their transferees, pledgees, donees or other successors, may sell up to an aggregate of 43,132,408 shares of our common stock, including up to 7,075,709 shares issuable upon the exercise of currently outstanding warrants, from time to time under this prospectus and any prospectus supplement.  We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer.  Each time we or a selling stockholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the NYSE Amex and Toronto Stock Exchange under the symbol “GMO.”  On November 4, 2010, the closing price of our common stock on the NYSE Amex was $5.07 per share and the closing price on the Toronto Stock Exchange was C$5.05.  The applicable prospectus supplement will contain information as to any other listing on the NYSE Amex, Toronto Stock Exchange, or any other securities market or exchange of the securities covered by the prospectus supplement.

If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Investing in our securities involves a high degree of risk.  See the “Risk Factors” section of our filings with the Securities and Exchange Commission (the “SEC”) and the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus.  Neither we nor the selling stockholders have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers.  Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process.  Under this registration statement, we may sell up to a total of $500,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings and the selling stockholders may, from time to time, sell up to an aggregate of 43,132,408 shares of common stock in one or more offerings.

The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

•                  common stock;

•                  preferred stock;

•                  debt securities, which may or may not be guaranteed by one or more of our subsidiaries;

•                  warrants; and

•                  units.

In addition, the selling stockholders may offer and sell shares of our common stock pursuant to this prospectus, including shares of common stock issuable upon exercise of currently outstanding warrants.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer.  This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC.  Each time we or selling stockholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we or the selling stockholders, as applicable, will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered.  In each prospectus supplement we will include the following information, if applicable:

•                  the type and amount of securities that we or the selling stockholders propose to sell;

•                  the initial public offering price of the securities;

•                  the names of the selling stockholders, if applicable;

•                  the names of any underwriters or agents through or to which we or the selling stockholders will sell the securities;

•                  any compensation of those underwriters or agents; and

•                  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

FORWARD-LOOKING STATEMENTS

Certain statements in this report may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our Company, the Mt. Hope Project, Liberty Property and our other projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  We use the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “future,” “plan,” “estimate,” “potential” and other similar expressions to identify forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward looking statements. Such risks, uncertainties and assumptions are described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2009, and this report, and include, among other things:

•                  our dependence on the success of the Mt. Hope Project;

•                  the ability to obtain all required permits and approvals for the Mt. Hope Project and the Liberty Property;

•                  issues related to the management of the Mt. Hope Project pursuant to the LLC Agreement;

•                  investments by Hanlong and a loan from a Chinese bank are subject to significant consents, approvals and conditions precedent which may not be obtained or met;

•                  negotiation of acceptable loan terms with a Chinese bank in connection with the Hanlong transaction;

•                  risks related to the failure of POS-Minerals to make contributions pursuant to the LLC Agreement;

•                  fluctuations in the market price of, and demand for, molybdenum and other metals;

•                  the estimation and realization of mineral reserves and production estimates, if any;

•                  the timing of exploration, development and production activities and estimated future production, if any;

•                  estimates related to costs of production, capital, operating and exploration expenditures;

•                  requirements for additional capital and the possible sources of such capital;

•                  government regulation of mining operations, environmental conditions and risks, reclamation and rehabilitation expenses;

•                  title disputes or claims; and

•                  limitations of insurance coverage;

•                  our investors may lose their entire investment in our securities;

•                  the disruptions of 2008 and 2009 in the overall economy and financial markets may continue to adversely impact our business;

•                  counter party risks;

•                  inherent operating hazards of mining;

•                  climate change and climate change legislation for planned future operations;

•                  compliance/non-compliance with the Mt. Hope lease;

•                  losing key personnel or the inability to attract and retain additional personnel;

•                  reliance on independent contractors, experts, technical and operational service providers over whom we have limited control;

•                  increased costs can affect our profitability;

•                  shortages of critical parts, equipment, and skilled labor may adversely affect our development costs;

•                  legislation may make it difficult to retain or attract officers and directors and can increase costs of doing business;

•                  adverse results of internal control evaluations could result in a loss of investor confidence and have an adverse effect on the price of the common stock;

•                  our common stock has a limited public market which may adversely affect the market price of our shares and may make it difficult for our shareholders to sell their shares;

•                  we do not anticipate paying cash dividends in the foreseeable future;

•                  provisions of Delaware law and our charter and bylaws may delay or prevent transactions that would benefit shareholders.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur.

Except as required by law, we undertake no duty to update any forward-looking statements after the date of this report to conform those statements to actual results or to reflect the occurrence of unanticipated events.  We qualify all forward-looking statements contained in this report by the foregoing cautionary statements.

THE COMPANY

References made in this prospectus to “we,” “our,” “us,” and the “Company” refer to General Moly, Inc. and its consolidated subsidiary Eureka Moly, LLC.

We are a development stage company in the business of the exploration, development and mining of properties primarily containing molybdenum.  Our primary asset is an 80% interest in the Mt. Hope Project (“Mt. Hope Project”), a primary molybdenum property, located in Eureka County, Nevada.  The Mt. Hope Project has contained proven and probable molybdenum reserves totaling 1.3 billion pounds (1.1 billion pounds owned by us) of which 1.1 billion pounds (0.9 billion pounds owned by us) are estimated to be recoverable.  In 2006, we acquired a second significant molybdenum project, the Liberty Property (“Liberty Property”), located in Nye County, Nevada which we own 100%.  The Liberty Property is anticipated to become our second molybdenum operation, after completion of the Mt. Hope Project, with initial production dependent on market conditions.  In addition, we own other non-core properties and mineral rights on which we may conduct mineral exploration and evaluation or offer for sale.

The Company was initially incorporated in Idaho under the name “General Mines Corporation” in 1925.  We have gone through a couple of name changes and on October 5, 2007, we reincorporated the Company in the State of Delaware through a merger of Idaho General Mines, Inc. with and into General Moly, Inc., a Delaware corporation that was a wholly owned subsidiary of Idaho General Mines, Inc. with General Moly being the surviving entity.  In connection with the reincorporation, all of the outstanding securities of Idaho General Mines, Inc. were converted into securities of General Moly on a one-for-one basis.  For purposes of the Company’s reporting status with the SEC, General Moly is deemed a successor to Idaho General Mines, Inc.  Our common stock is traded on the NYSE Amex (successor to the American Stock Exchange) under the symbol “GMO” and, in February 2008, the Company began trading on the Toronto Stock Exchange under the same symbol.  Our registered and principal executive office is located at 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401 and the phone number for that office is (303) 928-8599.

We maintain a website at www.generalmoly.com, on which we will post free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports under the heading “Investors” as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  We also routinely post important information about the Company on our website under the heading “Investors.”  We do not incorporate the information on our website into this document and you should not consider any information on, or that can be accessed through, our website as part of this document.  You may read and copy any materials we file with the SEC at the Securities and Exchange Commission Public Reference Room at 100 F Street NE Washington, DC 20549.  The SEC also maintains a website that contains our reports and other information at www.sec.gov.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 5, 2010, as updated by the risk factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on July 30, 2010, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

We have incurred $0.0 million in fixed charges in each of the past five fiscal years and for the nine months ended September 30, 2010.  We are currently in the development stage and have incurred losses totaling $10.2 million, $14.4 million, $37.7 million, $12.3 million, and $4.5 million in the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively, and $12.4 million for the nine months ended September 31, 2010.  Until we reach the production stage, currently estimated to occur in the first half of 2013, we will continue to incur losses.  Until we achieve profitability, we will not be able to cover our fixed charges from earnings.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future.  We will pay dividends on our common stock only if and when declared by our board of directors.  Our board’s ability to declare a dividend is subject to limits imposed by Delaware corporate law.  In determining whether to declare dividends, the board will consider these limits, our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of 200,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of October 27, 2010, there were 72,592,538 shares of common stock outstanding and no shares of preferred stock issued and outstanding.  All outstanding shares of common stock are fully paid and non-assessable.

The following summary of our capital stock is qualified in its entirety by the description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on October 10, 2007 and the description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on March 5, 2010, including all amendments or reports filed for the purpose of updating such descriptions, and to our certificate of incorporation and bylaws, as amended from time to time, all of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

Common Stock

All shares of our common stock are equal with respect to voting, liquidation, dividend and other rights. Owners of common stock are entitled to one vote for each share owned at any meeting of the stockholders.  Holders of common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders, subject to the prior claims of holders of any outstanding preferred stock.  Our common stock does not have cumulative voting rights, which means that the holders of more than 50% of the common stock voting in an election of directors may elect all of the directors to be elected at any meeting of stockholders, if they choose to do so.  In such event, the holders of the remaining common stock aggregating less than 50% would not be able to elect any directors.  As permitted by Delaware law, our Bylaws provide for staggering the terms of directors by dividing the total number of directors into three groups.  We have not paid cash dividends with respect to our common stock in the past and do not anticipate paying any such dividends in the foreseeable future.  None of our outstanding shares of common stock are liable to calls or assessment by us.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series.  Under our certificate of incorporation, we are authorized to issue 10,000,000 shares preferred stock, par value $0.001 per share. Our preferred stock is entitled to preference over our common stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding up of the company.  Our preferred stock may be issued from time to time and our board of directors shall have the right to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock.  As of October 27, 2010, we do not have any outstanding shares of preferred stock.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance could have the effect of decreasing the market price of our common stock.  The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we issue in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock to be offered under this prospectus.  This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

•                  the title and stated value;

•                  the number of shares being offered;

•                  the liquidation preference per share;

•                  the purchase price per share;

•                  the currency for which the shares may be purchased;

•                  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•                  voting rights, if any, of the preferred stock;

•                  preemption rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Stockholder Rights Plan

On March 5, 2010, our board of directors adopted a stockholder rights plan.  Under the plan, each common stockholder of the Company at the close of business on March 5, 2010 received a dividend of one right for each share of our common stock held of record on that date.  Each right will entitle the holder to purchase from us, in certain circumstances, one one-thousandth of a share of newly-created Series A junior participating preferred stock of the Company for an initial purchase price of $15.00 per share.

Subject to certain exceptions, if any person becomes the beneficial owner of 20% or more of our common stock, each right will entitle the holder, other than the acquiring person, to purchase our common stock or common stock of the acquiring person having a value of twice the exercise price.  In addition, if there is a business combination between us and the acquiring person, or in certain other circumstances, each right that is not previously exercised will entitle the holder (other than the acquiring person) to purchase shares of common stock (or an equivalent equity interest) of the acquiring person at one-half the market price of those shares.

Certain Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a change of control of the company.  These provisions, among other things:

•                  provide for staggering the terms of directors by dividing the total number of directors into three groups;

•                  authorize our board of directors to set the terms of preferred stock;

•                  restrict our ability to engage in transactions with stockholders with 15% or more of outstanding voting stock;

•                  authorize the calling of special meetings of stockholders only by the board of directors, not by the stockholders;

•                  limit the business transacted at any meeting of stockholders to those purposes specifically stated in the notice of the meeting; and

•                  prohibit stockholder action by written consent without a meeting and provide that directors may be removed only at a meeting of stockholders.

The rights under our stockholder rights plan also have certain anti-takeover effects.  The rights will cause dilution to a person or group that attempts to acquire the Company in a transaction which our board does not approve as in the best interests of us and our stockholders.

Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.  As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

Warrants

As of November 3, 2010, we had warrants outstanding totaling 7,075,709, of which 6,075,709 are exercisable at $3.75 per warrant and expire on March 1, 2011, and 1,000,000 are exercisable at $5.00 per share once we have received financing necessary for the commencement of commercial production at the Mt. Hope Project and will expire one year afterwards.  We are registering under the registration statement of which this prospectus is a part the resale of the shares of common stock issuable upon the exercise of all of our outstanding warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general terms and provisions of the debt securities that may be offered under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities offered under this prospectus, we will describe the particular terms of any debt securities offered in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under a senior indenture, which we will enter into with The Bank of New York Mellon Trust Company, N.A.  We will issue the subordinated notes under a subordinated indenture, which we will enter into with The Bank of New York Mellon Trust Company, N.A.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.  Forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated herein by reference.  If we issue debt securities, we will file the executed indentures as exhibits to the registration statement of which this prospectus is a part, or incorporate them by reference from another report.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities to be sold under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The indentures may limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures may or may not limit the amount of our other indebtedness or the debt securities that we may issue. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•                  the title;

•                  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•                  the price at which we will sell the debt securities;

•                  any limit on the amount that may be issued;

•                  any guarantees applicable to the debt securities, and any subordination provisions or other limitations applicable to any such guarantees;

•                  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•                  the maturity date;

•                  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•                  the annual interest rate, which may be fixed or variable, or the method for determining the rate;

•                  the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place where payments will be payable;

•                  restrictions on transfer, sale or other assignment, if any;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•                  any additional covenants applicable to the debt securities;

•                  any additional events of default applicable to the debt securities;

•                  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•                  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•                  information describing any book-entry features;

•                  provisions for a sinking fund purchase or other analogous fund, if any;

•                  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•                  the procedures for any auction and remarketing, if any;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                  if other than dollars, the currency in which the series of debt securities will be denominated; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Guarantees

Debt securities may be guaranteed by one or more of our direct or indirect subsidiaries, if so provided in the applicable prospectus supplement.  The prospectus supplement relating to the debt securities of a particular series may describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released.  Any guarantees may be joint and several obligations of the guarantors.

Consolidation, Merger or Sale

Unless otherwise specified in any applicable prospectus supplement, the indentures provide that we may not consolidate with or merge into any person or sell or convey substantially all of our assets to any person, except that we may do so if:

•                  we are the continuing entity or the successor entity (if other than us) is organized and existing under the laws of the United States or the District or Columbia, and expressly assumes all of our obligations under the indenture; and

•                  immediately after giving effect to such transaction, no event of default has occurred.

Upon succession, we will be relieved from any further obligations under the applicable indenture.  For purposes of this provision, “substantially all of our assets” means, at any date, a portion of the non-current assets reflected in our consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66 2/3% of the total reported value of such assets.

Events of Default Under the Indenture

Unless otherwise specified in any applicable prospectus supplement, each of the following will constitute events of default with respect to any series of debt securities that we may issue:

•                  if we fail to pay interest when due and payable and our failure continues for 30 days;

•                  if we fail to pay the principal or premium, if any, when due and payable;

•                  if we fail to pay any sinking fund payment when due and payable and our failure continues for 30 days;

•                  if we default in the performance of, or breach, any other covenant or warranty contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•                  if specified events of bankruptcy, insolvency or reorganization occur; and

•                  any other event of default provided in or pursuant to the applicable indenture or prospectus supplement with respect to the debt securities of that series.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of an affected series may rescind such a declaration of acceleration of maturity.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•                  the direction so given by the holder is not in conflict with any law or the applicable indenture;

•                  the trustee may take any other action it deems proper which is not inconsistent with such direction; and

•                  subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that the trustee determines in good faith would involve it in personal liability.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•                  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•                  the trustee does not institute the proceeding within 60 days after the notice, request, and offer, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within such 60-day period.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                  to fix any ambiguity, defect or inconsistency in the indenture to the extent such action does not adversely affect the interests of the holders of any series of debt securities in any material respect;

•                  to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•                  to evidence and provide for the acceptance of appointment by a successor trustee;

•                  to add to or change any of the provisions of that indenture to facilitate the issuance of debt securities in bearer form with or without coupons or to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•                  to secure or provide for a guaranty of or additional obligors on any or all series of debt securities;

•                  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•                  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; or

•                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•                  extend the fixed maturity of any debt securities or any installment of interest or premium on any debt securities, or reduce the principal amount thereof or reduce the rate of interest or premium payable upon redemption, or reduce the amount of principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the debt securities are payable or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof or the redemption date, if applicable, or adversely affect any right of the holder of any debt security to require us to repurchase that security;

•                  reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture;

•                  modify the provisions of the indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described in this section, except to increase any percentage set forth in those provisions or to provide that other provisions of the indenture may not be modified without the consent of the holder of each debt security affected thereby; or

•                  reduce or postpone any sinking fund payment.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•                  register the transfer or exchange of debt securities of the series;

•                  replace stolen, lost or mutilated debt securities of the series;

•                  maintain paying agencies; and

•                  hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.  If we exercise our discharge option, any subsidiary guarantees in effect at such time will terminate.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•                  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures will not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and will not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants we may offer under this prospectus.  While the terms we have summarized below will apply generally to any warrants offered under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants offered before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.  We urge you to read the applicable prospectus supplements related to the particular series of warrants to be sold under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•                  the offering price and aggregate number of warrants offered;

•                  the currency for which the warrants may be purchased;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•                  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•                  the terms of any rights to redeem or call the warrants;

•                  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•                  the dates on which the right to exercise the warrants will commence and expire;

•                  the manner in which the warrant agreements and warrants may be modified;

•                  federal income tax consequences of holding or exercising the warrants;

•                  the terms of the securities issuable upon exercise of the warrants; and

•                  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•                  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•                  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that offered under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of unit agreement that describes the terms of the series of units offered, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the particular series of units to be sold under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•                  how it handles securities payments and notices;

•                  whether it imposes fees or charges;

•                  how it would handle a request for the holders’ consent, if ever required;

•                  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•                  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•                  if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•                  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security.  We and the trustee also do not supervise the depositary in any way;

•                  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                  financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                  if we notify any applicable trustee that we wish to terminate that global security; or

•                  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders, who we refer to as the “selling stockholders” in this prospectus, of an aggregate of up to 43,132,408 shares of our common stock, including up to 7,075,709 shares of common stock issuable upon the exercise of currently outstanding warrants.  The selling stockholders acquired these shares from us in the private transactions described below.  Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

Hanlong Securities Purchase Agreement

On March 4, 2010, we signed a Securities Purchase Agreement (the “Hanlong Agreement”) with Hanlong (USA) Mining Investment, Inc. (“Hanlong”), an affiliate of Sichuan Hanlong Group, a large privately held Chinese company.  The Hanlong Agreement and related agreements between us and Hanlong form the basis of a significant investment by Hanlong in the Company that is intended to provide us with adequate capital to develop the Mt. Hope Project.  The Hanlong Agreement provides for the sale to Hanlong of shares of our common stock in two tranches that will aggregate 25% of our outstanding stock on a fully diluted basis.  The average price per share, based on the anticipated number of shares to be issued, is $2.88 for an aggregate price of $80 million.  The share issuance is part of a larger transaction that includes the commitment by Hanlong to use its commercially reasonable efforts to procure a $665 million bank loan for us from a prime Chinese bank that will be guaranteed by an affiliate of Hanlong, a $20 million bridge loan from Hanlong to us, and a long-term molybdenum supply off-take agreement pursuant to which a Hanlong affiliate will agree to purchase a substantial part of the molybdenum production from the Mt. Hope Project at specified prices.

The Hanlong Agreement provides, subject to terms and conditions of the Hanlong Agreement, for the purchase by Hanlong for an aggregate price of $80 million, of approximately 27.8 million shares of our common stock which will equal 25% of our outstanding common stock on a fully-diluted basis following the purchase, or approximately 38.3% of our currently outstanding common stock.  Fully diluted means all of our outstanding common stock plus all outstanding options and warrants, whether or not currently exercisable.  Hanlong is obligated to purchase the first 12.5% of our fully-diluted shares, or approximately 11.895 million (“Tranche 1”) for $40 million, or approximately $3.36 per share, following satisfaction of certain conditions, including receipt of stockholder approval of the equity issuances in connection with the transaction, publication of the notice of availability of the Draft Environmental Impact Statement (the “DEIS”) concerning the Mt. Hope Project by the Bureau of Land Management (the “BLM”), receipt of necessary Chinese government approvals for certain portions of the transaction, assurances from Hanlong as to the availability of the Term Loan, approval of the shares for listing on the NYSE Amex and absence of certain defaults.  The actual number of shares and price per share will be adjusted for any change in the number of fully diluted shares before the closing of Tranche 1.  The parties may waive the conditions to their respective obligations.

On October 26, 2010, the Company and Hanlong executed an amendment to the Hanlong agreement setting the closing of Hanlong’s purchase of the first tranche of equity in the Company on December 20, 2010.  The parties have agreed that the publication of the Mt. Hope Project’s DEIS is no longer a condition precedent to Hanlong’s first tranche equity investment.  Timely publication of the DEIS does, however, remain a requirement of the entire agreement, and, in conjunction with this amendment, the required date for DEIS publication has been extended to May 31, 2011 from February 28, 2011, although we do not currently estimate the additional time to be required.

The second tranche (“Tranche 2”), which will involve the purchase of approximately 15.860 additional shares, will be for a purchase price of an additional $40 million, or approximately $2.52 per share.  The actual number of shares and price per share will be adjusted for any change in the number of fully diluted shares before the closing of Tranche 2.  Significant conditions to the closing of Tranche 2 include issuance of the Record of Decision for the Mt. Hope Project by the Bureau of Land Management, approval of the plan of operation for the Mt. Hope Project by the BLM, and the completion of documentation for and satisfaction of conditions precedent to lending under the Term Loan.  The Hanlong Agreement may be terminated by either party (provided the terminating party is not in default) if the closings of Tranche 1 and Tranche 2 have not occurred by January 31, 2011, and September 30, 2011, respectively, subject to extension under some circumstances to January 31, 2012.

Hanlong will have the right to purchase a portion of any additional shares of common stock that we issue so that it can maintain its percentage ownership unless its ownership is at the time below 5%.  It may also acquire additional shares so that it maintains a 20% indirect interest in the Mt. Hope Project if our interest in the LLC is reduced below 80%.  If we issue shares to fund our obligation to fund the Mt. Hope Project under certain circumstances and Hanlong exercises its rights to maintain its percentage interest, we will be obligated to refund to Hanlong the cost of such shares over a three-year period up to an aggregate of $9 million.

ArcelorMittal Securities Purchase Agreement

On November 19, 2007, we entered into a Securities Purchase Agreement (the “ArcelorMittal Agreement”) with ArcelorMittal S.A. (“ArcelorMittal”). Pursuant to the terms of the ArcelorMittal Agreement, ArcelorMittal agreed to purchase 8,256,699 shares of our common stock at a price of $8.50 per share, for an aggregate purchase price of approximately $70.18 million.  In connection with the ArcelorMittal Agreement, we also entered into a molybdenum supply agreement with an affiliate of ArcelorMittal to supply an aggregate of 6.5 million pounds (plus or minus 10% at ArcelorMittal’s option) of molybdenum annually for five years, beginning once Mt. Hope Project reaches certain production levels.

On April 16, 2010, we entered into a Consent and Waiver Agreement with ArcelorMittal, whereby ArcelorMittal agreed to waive its anti-dilution rights with respect to our proposed issuance of stock to Hanlong.  ArcelorMittal will retain anti-dilution rights for future issuances of our common stock.  ArcelorMittal also consented to the issuance of common stock at a price that may be below the market price.  ArcelorMittal will also have the one-time right to purchase a number of shares that will ensure that ArcelorMittal owns 10 percent of our outstanding common stock if we issue more than 10,000,000 shares of common stock.  Also on April 16, ArcelorMittal and the Company entered into an Extension Molybdenum Supply Agreement, providing ArcelorMittal with a five-year option to make effective an agreement to purchase from us three million pounds of molybdenum per year for 10 years following the expiration of the original five-year supply agreement.  In order for ArcelorMittal to exercise this option and make the Extension Agreement effective, ArcelorMittal must have beneficial ownership of more than 11,100,000 shares of our common stock on or prior to April 15, 2015.

Warrants

February 2006 Warrants

On February 15, 2006, we completed a private placement of units for an aggregate purchase price of $30 million.  In the aggregate, we issued 15 million shares of common stock and warrants to purchase an additional 8.3 million shares, including warrants issued as compensation to the placement agent.

The units were sold at a price of $2.00 per unit.  Each unit consisted of one share of our common stock and a warrant to purchase one-half of a share of our common stock at an exercise price of $3.75 per whole share, exercisable for a five-year period.  The units were offered and sold pursuant to exemptions from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act, as a transaction not involving any public offering.

As of November 3, 2010, the remaining outstanding warrants are held by approximately 12 holders.

November 2007 Warrants

In November 2007, we entered into the ArcelorMittal Agreement with ArcelorMittal discussed above.  In connection with the arranging the relationship with ArcelorMittal, Coghill Capital Management, LLC and its affiliates (“Coghill”), a significant stockholder in the Company, received warrants to purchase 1.0 million shares of our common stock at an exercise price of $10.00 per share. The warrants will be exercisable once we have received the financing necessary for the commencement of commercial production at the Mt. Hope Project and will expire one year from such date.

On April 16, 2010, we entered into a Consent and Waiver Agreement and an Extension Molybdenum Supply Agreement with ArcelorMittal, related to the investment in our common stock by Hanlong (USA) Mining Investment, Inc. described below.  Coghill provided substantial assistance to us in connection with the signing of the Consent and Waiver Agreement and the Extension Agreement with ArcelorMittal.  In recognition of that support, on April 16, 2010, we amended and restated the warrants issued to Coghill to purchase 1.0 million shares of our common stock to reduce the price of the warrants from $10.00 per share to $5.00 per share.  The warrants remain exercisable once we have received financing necessary for the commencement of commercial production at the Mt. Hope project and will expire one year thereafter.  They will also become exercisable in the event of certain corporate reorganizations.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling stockholder (which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other transfer):

•                  through agents;

•                  to or through underwriters;

•                  through broker-dealers (acting as agent or principal);

•                  directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

•                  through a combination of any such methods of sale; or

•                  through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded.  The selling stockholders may act independently of us and of each other in making decisions with respect to the timing, manner and size of each sale.  The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.  Selling stockholders and any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.  If such selling stockholders, dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities.  If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable by us or a selling stockholder to the agent.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.  Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling stockholder may directly solicit offers to purchase the securities and we or a selling stockholder may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities.  To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or a selling stockholder to indemnification by us or a selling stockholder against specified liabilities, including liabilities incurred under the Securities Act of 1933, or to contribution by us or a selling stockholder to payments they may be required to make in respect of such liabilities.  If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution.  Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

A selling stockholder may also sell shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

In addition, a selling stockholder or its successor in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the shares, short and deliver the shares to close out such short positions, or loan or pledge the shares to broker-dealers that in turn may see such securities.  A selling stockholder or its successor in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which may be resold thereafter under this prospectus if the shares are delivered by the selling stockholder.  However, if the shares are to be delivered by the selling stockholder’s successor in interest, unless permitted by law, we must distribute a prospectus supplement and/or file an amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the successor in interest as a selling stockholder under this prospectus.  Each selling stockholder may not satisfy its obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement.

A selling stockholder or its successor in interest may from time to time pledge or grant a security interest in some or all of the shares and, if the selling stockholder defaults in the performance of its secured obligation, the pledges or secured parties may offer and sell the shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by a selling stockholder, in order for the shares to be sold under cover of this registration statement, we must distribute a prospectus supplement and/or file an amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee, secured party or other successors in interest as a selling stockholder under this prospectus.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities.  If any such activities will occur, they will be described in the applicable prospectus supplement.

Other than our common stock, which is listed on the NYSE Amex and the Toronto Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange.  Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE Amex and the Toronto Stock Exchange, subject to official notice of issuance.  Any underwriters to whom securities are sold by us or a selling stockholder for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Holme Roberts & Owen LLP, Denver, Colorado, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public from our web site at http://www.generalmoly.com or from the SEC’s web site at http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Filing	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2010 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2009

Quarterly Report on Form 10-Q	Quarters ended March 31, June 30 and September 30, 2010

Current Reports on Form 8-K

Filed January 25, March 5 (excluding portions furnished under Item 2.02), March 5, April 19, May 17, July 9, August 2 (excluding portions furnished under Item 2.02), August 20, August 26, September 17, October 12 and October 29, 2010 (excluding portions furnished under Item 2.02)

Registration Statement on Form 8-A/A	Filed on October 10, 2007

Registration Statement on Form 8-A	Filed on March 5, 2010

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities that may be offered by this prospectus are sold.  However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.

You may request a copy of these filings at no cost to you, by writing or telephoning us as follows:

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO  80401
Attn: Sandra Goebel
(303) 928-8599

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the Registrant.

Securities and Exchange Commission filing fee	$50,319.38
Legal fees and expenses	10,000.00
Accounting fees and expenses	25,000.00
Miscellaneous	14,680.62
Total	$100,000.00

Item 15. Indemnification of Directors and Officers

The Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person.

The DGCL also authorizes a corporation to indemnify any person who was or is a party, or was or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation may only indemnify an officer, director, employee or agent if:

(i)             the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

(ii)          in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards.

A corporation’s determination of whether to indemnify someone who is a director or officer at the time of such determination must be made:

(i)             by a vote of the majority of disinterested directors (even if less than a quorum);

(ii)          by a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

(iii)       by special legal counsel if there are fewer than two disinterested directors or if such disinterested directors so direct; or

(iv)      by the stockholders, but shares owned by or voted by a director who is not disinterested may not be voted.

Where a present or former officer or director of the corporation defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he or she is later determined not to be entitled to indemnification.

To the fullest extent permitted by applicable law, a corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the company (and any other persons to which DGCL permits the company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

The Registrant’s certificate of incorporation provides that no director of the company shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Registrant’s bylaws provide for the Registrant to indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Registrant. The Registrant’s bylaws also provide that expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the DGCL, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons, to the fullest extent permitted by the laws of the State of Delaware and subject to certain procedures, against any and all expenses (including attorneys’ fees), damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the company or was serving as the request of the Registrant as a director or officer of another entity.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2007, and incorporated herein by reference.)
3.2

Certificate of Designation of Series A Junior Participating Preferred Stock (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2010, and incorporated herein by reference.)

3.3	Amended and Restated Bylaws (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 3, 2010, and incorporated herein by reference.)
4.1

Rights Agreement, dated March 4, 2010, between the Company and Registrar and Transfer Company, as Rights Agent (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2010, and incorporated herein by reference.)

4.2	Form of Certificate of Designation.*
4.3	Form of Senior Indenture by and among General Moly, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.***
4.4	Form of Senior Debt Security (included in Exhibit 4.3).***
4.5	Form of Subordinated Indenture by and among General Moly, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.***
4.6	Form of Subordinated Debt Security (included in Exhibit 4.5).***
4.7	Form of Warrant Agreement.*
4.8	Form of Warrant Certificate (included in Exhibit 4.7).*
4.9	Form of Unit Agreement.*
10.1

Securities Purchase Agreement dated as of March 4, 2010, by and between General Moly, Inc. and Hanlong (USA) Mining Investment, Inc. (Filed as Annex B to the Registrant’s Definitive Proxy Statement filed on April 6, 2010, and incorporated herein by reference.)

10.2

Amendment No. 1 to Securities Purchase Agreement, dated as of July 30, 2010, between the Company and Hanlong (USA) Mining Investment, Inc. (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 10-Q for the quarter ended September 30, 2010, and incorporated herein by reference.)

10.3	Amendment No. 2 to Securities Purchase Agreement, dated as of October 26, 2010, between the Company and Hanlong (USA) Mining Investment, Inc.***
10.4

Securities Purchase Agreement, dated as of November 19, 2007, between the Company and ArcelorMittal S.A. (Filed as Exhibit 10.6 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2007, and incorporated herein by reference.)

10.5

Consent and Waiver Agreement, dated as of April 16, 2010, by and between the Company and ArcelorMittal S.A. (Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 19, 2010, and incorporated herein by reference.)

10.6

Securities Purchase Agreement dated as of February 13, 2006, by and among Idaho General Mines, Inc., an Idaho corporation, and the Purchasers listed on Exhibit A thereto (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 17, 2006, and incorporated herein by reference.)

10.7	Form of Common Stock Purchase Warrant (Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on February 17, 2006, and incorporated herein by reference.)
10.8

Form of Common Stock Purchase Warrant Issued Pursuant to Placement Agent Agreement (Filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on February 17, 2006, and incorporated herein by reference.)

10.9

Common Stock Purchase Warrant, dated as of April 16, 2010, issued to CCM Qualified Master Fund, Ltd. (Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 19, 2010, and incorporated herein by reference.)

10.10

Common Stock Purchase Warrant, dated as of April 16, 2010, issued to Coghill Capital Management, L.L.C. (Filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on April 19, 2010, and incorporated herein by reference.)

Exhibit No.	Description
5.1	Opinion of Holme Roberts & Owen LLP relating to the validity of the securities being registered.***
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).***
24.1	Powers of Attorney.**
25.1	Form T-1 Statement of Eligibility of Trustee.***

*                                 To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**                          Filed herewith.

***                   To be filed by amendment.

Item 17. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)                                 The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 5th day of November, 2010.

GENERAL MOLY, INC.

By:	*
Bruce D. Hansen
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	*	Chief Executive Officer and Chairman of the Board	November 5, 2010
	Bruce D. Hansen	(Principal Executive Officer)

	*	Chief Financial Officer	November 5, 2010
	David A. Chaput	(Principal Financial Officer)

	*	Controller and Treasurer	November 5, 2010
	Lee M. Shumway	(Principal Accounting Officer)

*
	Ricardo M. Campoy	Director	November 5, 2010

*
	Mark A. Lettes	Director	November 5, 2010

*
	Gary A. Loving	Director	November 5, 2010

*
	Richard F. Nanna	Director	November 5, 2010

*
	Gregory P. Raih	Director	November 5, 2010

*
	R. David Russell	Director	November 5, 2010

*
	Andrew G. Sharkey, III	Director	November 5, 2010

*By:	/s/ R. Scott Roswell
R. Scott Roswell,
Attorney in fact